UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-12

LIVEXLIVE MEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EXPLANATORY NOTE

On July 29, 2021, LiveXLive Media, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 15, 2021 at 10:00 a.m., local time at the principal executive offices of PodcastOne located at 335 North Maple Drive, Suite 127, Beverly Hills, CA 90210 (the “Proxy Statement”). This Amendment No. 1 (this “Amendment”) is filed to amend the Proxy Statement as follows: (i) to clarify throughout the Proxy Statement that the date of the Annual Meeting is Wednesday, September 15, 2021, (ii) to correct the date in the sixth sentence of footnote 2 to the 2021 Summary Compensation Table from “August 1, 2021 to “August 1, 2020”, and (iii) to correct the “Security Ownership of Certain Beneficial Owners and Management” table to clarify that Michael Quartieri beneficially owns 19,255 shares of the Company’s common stock and that his beneficial ownership is less than one percent as of September 21, 2021, which is within 60 days of the Record Date (as defined in the Proxy Statement), and that all current directors and executive officers as a group beneficially own 20,627,184 shares of the Company’s common stock as of September 21, 2021, which is within 60 days of the Record Date.

Except as described above, this Amendment No. 1 does not modify or update any disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.